UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 25, 2007, management determined that the Consolidated Statements of Operations contained in the Company’s Form 10-Q for the quarter ended September 27, 2006, filed with the Securities and Exchange Commission on November 7, 2006, contained a computational error in the weighted average shares outstanding amount that resulted in additional errors in the loss per share amounts disclosed therein. As a result, management concluded that the company’s interim Consolidated Statements of Operations as of and for the quarter ended September 27, 2006 should not be relied on. These errors had no impact on the net loss for the three and nine-months ended September 27, 2006, the Consolidated Balance Sheets or the Consolidated Statements of Cash Flows that were filed in the original Form 10-Q.

In particular, the weighted average shares outstanding for the three and nine-months ended September 27, 2006 should have been 16,341,916 and 11,762,608, respectively.  The loss per share from continuing operations for the three and nine-months ended September 27, 2006 should have been $(0.22) and $(1.02), respectively.   The net loss per share for the three and nine-months ended September 27, 2006 should have been $(0.22) and $(1.03), respectively.

On January 25, 2007, management, including the Chief Financial Officer, discussed the matters disclosed in this report with the Company’s independent registered public accounting firm. The Company intends to file promptly following the filing of this report an amended Form 10-Q/A for the relevant period containing corrected Consolidated Statements of Operations for the quarter ended September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Gordon Link
	Name:	Gordon Link
	Title:	Senior Vice President, Chief Financial Officer